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Exhibit 99.1

WorldHeart Enters into a Recapitalization Agreement
and Receives Bridge Financing

        Oakland, California—June 23, 2008: (NASDAQ: WHRT) World Heart Corporation ("WorldHeart") today announced that it has entered into a Recapitalization Agreement dated June 20, 2008 among WorldHeart, its wholly-owned subsidiary, World Heart Inc. ("WHI"), ABIOMED, Inc. ("Abiomed"), Venrock Partners V, L.P., Venrock Associates V, L.P. and Venrock Entrepreneurs Fund V, L.P. (collectively, "Venrock"), Special Situations Fund III QP LP, Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Life Sciences Fund, L.P. and Austin Marxe (collectively, "SSF"), pursuant to which:

  (i)
  WorldHeart will issue approximately 300,000,000 common shares for an aggregate purchase price of no less than US$30,000,000 (the "Issuance"). At Closing, Venrock will invest an aggregate of approximately $10,000,000 and SSF will invest an aggregate of approximately $9,000,000 and other investors are in discussions to invest the remainder (such other investors, together with Venrock and SSF, the "Investors");

  (ii)
  Contingent on and simultaneous with the closing of the Issuance, Abiomed has agreed to convert the full amount of principal and interest owed on the US$5,000,000 8% Secured Convertible Promissory Note (the "Note") issued to Abiomed by WorldHeart and WHI into 86,000,000 common shares of WorldHeart (the "Conversion"). The Note is currently secured by a security interest in all of the assets of WorldHeart and WHI. In connection with the Conversion, Abiomed has also agreed to terminate the warrant it holds to purchase 3,400,000 common shares of WorldHeart, and to forgive other amounts owed to Abiomed by WorldHeart; and

  (iii)
  Venrock and SSF have agreed to provide WorldHeart with a bridge loan facility (the "Bridge Facility") under which WorldHeart may borrow up to US$1,000,000 until the closing of the Issuance and the Conversion.

Conditions to Closing

        The Issuance and the Conversion are subject to certain customary conditions to closing, including the investment of no less than an aggregate of US$30,000,000 by the Investors and the absence of certain material adverse changes. We expect that the closing of the Issuance and the Conversion (the "Closing") will occur on or about July 31, 2008, although no assurances can be given when the conditions to Closing will be satisfied, if at all. In the event that the Issuance and the Conversion are not consummated by August 31, 2008, Abiomed and each of the Investors have the right to terminate their obligations under the Recapitalization Agreement.

Reverse Stock Split

        The Recapitalization Agreement also provides that WorldHeart shall take all action necessary to call a meeting of its shareholders to approve a consolidation of its common shares (the "Reverse Split") for the purpose of seeking to comply with the $1.00 minimum bid price requirement of the Nasdaq Capital Market.

Investor Board Nominees

        The Recapitalization Agreement further provides that each of Abiomed, Venrock and SSF will have the right to designate one person for election to the Board of Directors of WorldHeart, so long as each remains the beneficial owner of at least 5% of the outstanding common shares of WorldHeart. Abiomed will also have the right to designate an observer to attend meetings of the Board of Directors at any time it does not have a designee on the Board of Directors. If Abiomed has not nominated a director on or prior to the second anniversary of the Closing, the rights of Abiomed to nominate a director or to appoint an observer will terminate. All of Abiomed's rights with respect to Board of Directors of WorldHeart will terminate on the fifth anniversary of the Closing. WorldHeart currently has a Board of Directors consisting of four directors. In addition, pursuant to existing agreements, currently SSF, on behalf of certain investors, has the right to nominate two directors, Maverick has the right to nominate two directors and Abiomed has the right to nominate one director or to appoint an observer to the Board of Directors of WorldHeart. Neither SSF nor Maverick has any nominees currently appointed as directors; Abiomed has appointed an observer. Upon Closing, the existing rights of Abiomed to nominate a director or appoint an observer will be terminated and the number of shares of WorldHeart currently held by SSF and Maverick will not represent a sufficient percentage of the issued shares to entitle either SSF or Maverick to nominate directors pursuant to their current rights.

Abiomed Distribution Rights

        The Recapitalization Agreement also provides that, contingent upon the closing of the Issuance, Abiomed's current distribution rights with WorldHeart terminate and are replaced with revised distribution rights. Under the revised terms, WorldHeart will still be required to negotiate in good faith with Abiomed about distribution arrangements before engaging any third party distributors for its products. However, WorldHeart retains the right, without negotiating with Abiomed, to distribute its products directly. In addition, if Abiomed and WorldHeart are unable to agree to terms on a potential distribution arrangement, WorldHeart is free to negotiate with third party distributors, without Issuance revised terms to Abiomed. Abiomed's revised distribution rights will terminate upon a change of control of WorldHeart that occurs after the Closing.

Equity Incentive Plan

        The Recapitalization Agreement also provides that promptly following the Closing, WorldHeart will establish an equity incentive program for the benefit of its independent directors, officers, employees and consultants covering, together with its existing plans, a maximum of 44,000,000 common shares of WorldHeart (to be adjusted for the reverse share split and any other recapitalization) on such terms and conditions as shall be approved by WorldHeart's Board of Directors, including the designees, if any, of Abiomed, Venrock and SSF. WorldHeart will seek approval of the equity incentive plan at a meeting of shareholders.

Nasdaq Requirements

        Nasdaq Marketplace Rule 4350 requires that WorldHeart obtain shareholder approval in certain circumstances including for the issue of shares, other than in a public offering, equal to 20% or more of the common shares outstanding before the issuance or for the issue of shares to affiliates, in either case if for less than the greater of book value or market value of the common shares, or for the issue of shares which will result in a change of control of the issuer.

        WorldHeart applied to Nasdaq for an exception from the Marketplace Rule 4350 in reliance on Nasdaq Marketplace Rule 4350(i)(2) which provides that Nasdaq may make an exception to the Marketplace Rules when (i) the delay in securing shareholder approval would seriously jeopardize the financial viability of the enterprise, and (ii) reliance by WorldHeart is expressly approved by the audit committee comprised solely of independent, disinterested directors. The audit committee of the Board of Directors of WorldHeart expressly approved such reliance. The Listings and Qualifications Department of Nasdaq has granted the requested exception permitting WorldHeart to issue the 386,000,000 common shares contemplated in the Recapitalization Agreement which is significantly in excess of the approximately 2,300,000 common shares which WorldHeart would have been permitted to issue under Nasdaq's Marketplace Rule 4350 without shareholder approval or this exception.

        Pursuant to this exception, WorldHeart will mail to all shareholders not later than ten days before the Closing a letter alerting them to its omission to seek the shareholder approval that would otherwise be required, and setting forth the terms of the Recapitalization Agreement and the fact of reliance on the financial viability exception.

Protection of Minority Security Holders under MI 61-101

        Multi-Lateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions ("MI 61-101"), a securities regulation applicable in the Provinces of Ontario and Quebec, requires that WorldHeart obtain approval of the issue of its shares to SSF and Abiomed, each as a related party, by the holders of a majority of the common shares other than the shares held by SSF and Abiomed and that WorldHeart also obtain and file a formal valuation of the Note being converted by Abiomed, unless WorldHeart qualifies for an exemption from these requirements. WorldHeart's Board of Directors, acting in good faith, including all of the independent directors of WorldHeart, acting in good faith, have determined that (i) WorldHeart is insolvent or in serious financial difficulty, (ii) the transaction contemplated in the Recapitalization Agreement is designed to improve the financial position of WorldHeart, and (iii) the terms of the Recapitalization Agreement are reasonable in the circumstances of WorldHeart. Based on such determination, the transaction with SSF and Abiomed is exempt from the requirements of MI 61-101.

        Due to the financial circumstances of WorldHeart, the Closing of the Issuance and the Conversion is contemplated for the earliest opportunity which WorldHeart believes is necessary in the circumstances to allow WorldHeart to restore its financial viability and business operations. This may result in WorldHeart's material change report being filed with Canadian securities regulators less than 21 days prior to the Closing.

  About World Heart Corporation

        WorldHeart is a developer of mechanical circulatory support systems. WorldHeart is headquartered in Oakland, California, USA with additional facilities in Salt Lake City, Utah and Herkenbosch, Netherlands. WorldHeart's registered office is Ottawa, Ontario, Canada.

        Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include all statements regarding WorldHeart's ability to secure the contemplated financing, regain compliance with the Nasdaq Capital Market listing requirements, as well as other statements that can be identified by the use of forward-looking language, such as "believes," "feels," "expects," "may," "will," "should," "seeks," "plans," "anticipates," or "intends" or the negative of those terms, or by discussions of strategy or intentions. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including without limitation: WorldHeart's immediate need for additional capital, risks in product development and market acceptance of and demand for WorldHeart's products; delisting from the NASDAQ Stock Market if compliance with the listing standards, including the Minimum Bid Price Rule and other minimum standards, is not regained; and other risks detailed in WorldHeart's filings with the U.S. Securities and Exchange Commission, including without limitation its Annual Report on Form 10-KSB for the year ended December 31, 2007, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and its Current Report on Form 8-K filed May 27, 2008.

        THIS RELEASE DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICTITATION OF AN OFFER TO BUY ANY SECURITY. THE SHARES OFFERED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR ANY STATE THEREOF ABSENT REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

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  Exhibit 99.1
WorldHeart Enters into a Recapitalization Agreement and Receives Bridge Financing